Exhibit 99.1

Luna Innovations Incorporated Reports Fourth Quarter and Full Year 2013 Financial Results
Fourth quarter products and licensing revenue increase 18% compared to prior year quarter;
Net loss attributable to common stockholders improves 46% to $0.8 million for the full year 2013
(ROANOKE, VA, March 13, 2014) - Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the fourth quarter and year ended December 31, 2013.
As compared to the same quarter last year, total revenue decreased by 4%, from $6.1 million in the fourth quarter of 2012 to $5.9 million in the fourth quarter of 2013. Total revenue improved by 2% compared to the third quarter of 2013. Products and licensing revenue increased 18% compared to the fourth quarter of 2012 and also increased 16% compared to the third quarter of 2013. Technology development revenue decreased by 21% compared to the fourth quarter of 2012, due primarily to the continued lower level of contract research projects within the company’s optical systems group. Gross profit remained essentially flat at $2.0 million for the fourth quarter of 2012 and for the fourth quarter of 2013. Operating expenses for the fourth quarter of 2013 increased by $1.1 million, or 35%, from the fourth quarter of 2012 primarily due to incremental expenses incurred in connection with the company’s sale of its fiber optic shape sensing business to Intuitive Surgical, Inc., which was completed in January 2014.
The company reported a loss from continuing operations before income taxes of $2.0 million for the fourth quarter of 2013, compared to a loss from continuing operations before income taxes of $1.1 million in the fourth quarter of 2012, with the increase being primarily driven by the incremental transaction related costs recognized in the fourth quarter of 2013. Income from discontinued operations, representing the results attributable to the operations of its secure computing and communications group, which was sold in March 2013, decreased from income of $0.5 million for the fourth quarter of 2012 to a loss of $0.3 million for the fourth quarter of 2013. The company reported a net loss attributable to common stockholders for the fourth quarter of 2013 of $2.0 million, or $0.14 per diluted common share, compared to a net loss attributable to common stockholders of $0.6 million, or $0.04 per diluted common share for the fourth quarter of 2012. Adjusted EBITDA, a non-GAAP measure, which is earnings before interest, taxes, and non-cash expenses of share-based compensation, depreciation, amortization and warrant expense, decreased to $(1.4) million for the fourth quarter of 2013, as compared to $(0.3) million for the fourth quarter of 2012.
For the year ended December 31, 2013, total revenue decreased 16% to $22.0 million for 2013 compared to $26.4 million for the year ended December 31, 2012. The decrease in total revenue was driven primarily by a 24% decrease in technology development revenue attributable to the decreased level of contract research activity in the company’s optical systems group throughout 2013. Products and licensing revenue decreased 6% compared to 2012 due to the sale of prototype shape sensing devices in 2012 that did not recur in 2013. Operating expenses in 2013 increased 6% over 2012 levels due to the transaction related expenses recognized in the fourth quarter of 2013, as noted above. Net loss attributable to common stockholders for the year ended December 31, 2013 was $0.8 million, or $0.06 per diluted common share, compared to a net loss of $1.5 million, or $0.11 per diluted common share for the year ended December 31, 2012.
“With the successful completion of the sale transactions related to our secure computing and communications group in the first quarter of 2013 and our fiber optic shape sensing technology in the first quarter of 2014, we have narrowed the company’s focus to concentrate on our key initiative surrounding fiber optic sensing solutions for future growth,” said My Chung, chief executive officer of Luna. “With this narrowed focus and the improved liquidity we have realized as a result of the secure computing and shape sensing transactions, we are well positioned to capitalize on the growth potential of the fiber optic sensing market.”
Fourth Quarter Financial and Business Summary

•	Total revenue decreased by 4%, from $6.1 million in the fourth quarter of 2012 to $5.9 million in the fourth quarter of 2013.

•	Technology development revenue decreased by 21%, to $2.9 million, for the fourth quarter of 2013, from $3.6 million for the fourth quarter of 2012.

•	Products and licensing revenue increased by 18%, from $2.5 million in the fourth quarter of 2012 to $3.0 million in the fourth quarter of 2013.

•	Gross profit for the fourth quarter of 2013 was $2.0 million, or 34% of total revenue, consistent with gross profit of $2.0 million, or 33% of total revenue, for the fourth quarter of 2012.

•
Selling, general and administrative expenses increased by 40% to $3.5 million, or 60% of total revenue, for the fourth quarter of 2013, from $2.5 million, or 41% of total revenue, for the fourth quarter of 2012. SG&A expenses for the fourth quarter of 2013 were adversely impacted by incremental costs recognized in connection with the company’s sale of its fiber optic shape sensing technology, which was completed in January 2014.

•	Total operating expenses increased to $4.2 million, or 71% of total revenue, for the fourth quarter of 2013 from $3.1 million, or 50% of total revenue for the fourth quarter of 2012.

•	Net loss attributable to common stockholders increased to $2.0 million for the fourth quarter of 2013 from $0.6 million for the fourth quarter of 2012.

•	Cash and cash equivalents totaled $7.8 million at December 31, 2013, as compared to $6.3 million at December 31, 2012 and $8.2 million at September 30, 2013.
Year Ended December 31, 2013 Financial Summary

•	Total revenue decreased by 16% to $22.0 million for the year ended December 31, 2013 compared to $26.4 million for the year ended December 31, 2012.

•	Technology development revenue decreased by 24%, from $15.1 million for the year ended December 31, 2012 to $11.4 million for the year ended December 31, 2013.

•	Products and licensing revenue decreased by 6%, from $11.3 million for the year ended December 31, 2012 to $10.6 million for the year ended December 31, 2013.

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Gross profit for the year ended December 31, 2013 decreased by 23%, to $8.0 million, compared to a gross profit of $10.4 million for the year ended December 31, 2012. Gross margin percentages decreased to 36% of revenue for the year ended December 31, 2013 from 39% of revenue for the year ended December 31, 2012.

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Selling, general and administrative expenses increased 6% to $10.9 million, or 49% of total revenue for the year ended December 31, 2013, compared to $10.3 million, or 39% of total revenue for the year ended December 31, 2012.

•	Total operating expenses increased to $13.6 million, or 62% of total revenue, for the year ended December 31, 2013, from $12.8 million, or 48% of total revenue, for the year ended December 31, 2012.

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Net loss attributable to common stockholders improved to $0.8 million for the year ended December 31, 2013, compared to a net loss attributable to common stockholders of $1.5 million for the year ended December 31, 2012, largely resulting from a net after-tax gain of $3.4 million realized on the sale of the company’s secure computing and communications group for the year ended December 31, 2013.

Non-GAAP Measures
In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results and business developments for the fourth quarter of 2013. The call can be accessed by dialing 877-299-4454 domestically or 617-597-5447 internationally prior to the start of the call. The participant access code is 64228428. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.

About Luna:
Luna Innovations Incorporated (www.lunainc.com) is a public company composed of scientists, engineers, and business professionals developing and manufacturing a new generation of technologies and products. Luna has been successful in taking innovative technologies from applied research to product development and ultimately to the commercial market, driving breakthroughs in fields such as aerospace, automotive, telecommunications, healthcare, energy, and defense.
Forward-Looking Statements:
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include our expectations regarding the company’s future growth and commercialization of the company’s shape sensing platform. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for the company’s products and services to meet expectations, technological challenges and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at www.sec.gov and at the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated
Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Year ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenue:
Technology development revenue	$2,857,124	$3,598,133	$11,421,868	$15,126,834
Products and licensing revenue	3,001,147	2,535,087	10,624,350	11,250,717
Total revenue	5,858,271	6,133,220	22,046,218	26,377,551
Cost of revenue:
Technology development costs	2,218,877	2,674,741	8,882,071	10,749,335
Products and licensing costs	1,666,437	1,420,063	5,182,633	5,242,043
Total cost of revenue	3,885,314	4,094,804	14,064,704	15,991,378
Gross Profit	1,972,957	2,038,416	7,981,514	10,386,173
Operating expense:
Selling, general and administrative	3,508,150	2,498,081	10,896,985	10,275,287
Research, development and engineering	655,892	589,540	2,721,229	2,512,840
Total operating expense	4,164,042	3,087,621	13,618,214	12,788,127
Operating loss	(2,191,085)	(1,049,205)	(5,636,700)	(2,401,954)
Other income/(expense):
Other income, net	261,773	22,498	347,062	108,061
Interest expense	(38,419)	(64,056)	(189,151)	(286,529)
Total other income/(expense)	223,354	(41,558)	157,911	(178,468)
Loss from continuing operations before income taxes	(1,967,731)	(1,090,763)	(5,478,789)	(2,580,422)
Income tax (benefit)/expense	(365,798)	—	(1,453,637)	21,417
Loss from continuing operations	(1,601,933)	(1,090,763)	(4,025,152)	(2,601,839)
(Loss)/income from discontinued operations, net of income taxes	(328,643)	503,375	3,314,179	1,217,454
Net loss	(1,930,576)	(587,388)	(710,973)	(1,384,385)
Preferred stock dividend	26,166	24,780	102,327	119,754
Net loss attributable to common stockholders	$(1,956,742)	$(612,168)	$(813,300)	$(1,504,139)
Net loss per share from continuing operations:
Basic	$(0.11)	$(0.08)	$(0.28)	$(0.19)
Diluted	$(0.11)	$(0.08)	$(0.28)	$(0.19)
Net (loss)/income per share from discontinued operations:
Basic	$(0.02)	$0.04	$0.23	$0.09
Diluted	$(0.02)	$0.03	$0.20	$0.07
Net loss per share attributable to common stockholders:
Basic	$(0.14)	$(0.04)	$(0.06)	$(0.11)
Diluted	$(0.14)	$(0.04)	$(0.06)	$(0.11)
Weighted average common shares and common equivalent shares outstanding:
Basic	14,485,882	14,008,772	14,336,135	13,930,267
Diluted	14,485,882	16,454,125	16,621,927	16,312,048

Luna Innovations Incorporated
Condensed Consolidated Balance Sheets

	Year ended December 31,
	2013	2012
Assets	Unaudited
Current assets:
Cash and cash equivalents	$7,778,541	$6,340,461
Accounts receivable, net	5,408,281	7,059,635
Inventory, net	3,346,177	3,336,916
Prepaid expenses	708,974	667,773
Other current assets	70,208	35,629
Total current assets	17,312,181	17,440,414
Property and equipment, net	2,060,709	2,426,638
Intangible assets, net	288,475	437,839
Other assets	42,710	152,877
Total assets	$19,704,075	$20,457,768
Liabilities and stockholders’ equity
Liabilities:
Current Liabilities
Current portion of long term debt obligation	$1,500,000	$1,500,000
Current portion of capital lease obligation	66,617	54,091
Accounts payable	1,401,764	1,797,571
Accrued liabilities	3,454,418	2,747,175
Deferred credits	691,424	832,822
Total current liabilities	7,114,223	6,931,659
Long-term debt obligation	625,000	2,125,000
Long-term lease obligation	110,307	128,917
Total liabilities	7,849,530	9,185,576
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at December 31, 2013 and 2012, respectively	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 14,527,335 and 14,009,280 shares issued and outstanding at December 31, 2013 and 2012, respectively	14,842	14,245
Additional paid-in capital	62,756,571	61,361,505
Accumulated deficit	(50,918,190)	(50,104,880)
Total stockholders’ equity	11,854,545	11,272,192
Total liabilities and stockholders’ equity	$19,704,075	$20,457,768

Luna Innovations Incorporated
Condensed Consolidated Statements of Cash Flows

	Year ended December 31,
	2013	2012
	(unaudited)
Cash flows used in operating activities
Net loss	$(710,973)	$(1,384,385)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	935,477	1,092,027
Share-based compensation	1,166,379	1,862,533
Gain on sale of discontinued operations, net of income taxes	(3,391,451)	—
Allowance for doubtful accounts	134,811	—
Tax benefit from utilization of net operating loss carryforward	(1,507,791)	—
Change in assets and liabilities:
Accounts receivable	1,533,827	(1,101,549)
Inventory	(9,261)	(10,482)
Other assets	(79,180)	478,919
Accounts payable and accrued expenses	304,175	(724,050)
Deferred credits	(178,305)	(629,781)
Net cash used in operating activities	(1,802,292)	(416,768)
Cash flows provided by/(used in) investing activities
Acquisition of property and equipment	(186,956)	(371,390)
Intangible property costs	(253,451)	(224,537)
Proceeds from sale of discontinued operations, net of fees	5,110,855	—
Net cash provided by/(used in) investing activities	4,670,448	(595,927)
Cash flows used in financing activities
Payments on debt obligations	(1,500,000)	(1,625,000)
Payment on capital lease obligations	(57,033)	(50,949)
Proceeds from the exercise of options and warrants	126,957	89,978
Net cash used in financing activities	(1,430,076)	(1,585,971)
Net increase/(decrease) in cash or cash equivalents	1,438,080	(2,598,666)
Cash and cash equivalents—beginning of period	6,340,461	8,939,127
Cash and cash equivalents—end of period	$7,778,541	$6,340,461

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Net loss	$(1,930,576)	$(587,388)	$(710,973)	$(1,384,385)
Less (loss)/income from discontinued operations, net of income taxes	(328,643)	503,375	3,314,179	1,217,454
Loss from continuing operations	(1,601,933)	(1,090,763)	(4,025,152)	(2,601,839)
Interest expense	38,419	64,056	189,151	286,529
Tax (benefit)/expense	(365,798)	—	(1,453,637)	21,417
Depreciation and amortization	224,102	277,529	935,477	1,092,027
EBITDA	(1,705,210)	(749,178)	(4,354,161)	(1,201,866)
Share-based compensation	269,825	450,861	1,166,379	1,862,533
Warrant expense	—	(35,696)	—	17,190
Adjusted EBITDA	$(1,435,385)	$(334,013)	$(3,187,782)	$677,857
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Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com